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                                                                    EXHIBIT 23.1

                   [LETTERHEAD OF J.W. HUNT AND COMPANY, LLP]



                        CONSENT OF INDEPENDENT AUDITORS
                        ===============================



The Board of Directors
FirstBancorporation, Inc.
Beaufort, South Carolina

We consent to the use in this Registration Statement on Form SB-2 of FirstBancorporation, Inc., of our report dated January 30, 1998, on the consolidated financial statements of FirstBancorporation, Inc. and Subsidiary contained in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to us under the heading "Experts" contained in such Prospectus.

/s/ J.W. HUNT AND COMPANY, LLP


Columbia, South Carolina
March 25, 1998